Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Timing of Regular Monthly Dividend for April 2021 for Series A Cumulative Redeemable Perpetual Preferred Stock

COS COB, CT – March 16, 2021 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE, CSSEP, CSSEN), one of the largest operators of streaming advertising-supported video on-demand (“AVOD”) networks, today announced the timing for the payment of its declared regular monthly dividend of $0.2031 per share of its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock for April 2021. The dividend will be payable on April 15, 2021 to holders of record as of March 31, 2021. The dividend will be paid in cash.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The company owns Crackle Plus, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, its Chicken Soup for the Soul Originals division and APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2020) and uncertainties which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561